THIS DEED IS MADE BETWEEN:

METAL SANDS AUSTRALIA PTY LTD
ACN 115 975 856
(Agent)

- AND -

METAL SANDS PTY LTD
ACN 094 423 551
(Donor)

AGENCY AGREEMENT

SMYTH & THOMAS
SOLICITORS

OFFICES AT:
10 Walker Ave
WEST PERTH WA 6005

Tel: (08) 9481 2522
Fax: (08) 9481 2523

CORRESPONDENCE:
PO Box 1059
WEST PERTH WA 6872

THIS DEED is made September 2005

BETWEEN:

Metal Sands Australia Pty Ltd of Level 1, 22 Oxford Close, Leederville, Western Australia (**Agent**):

Metal Sands Pty Ltd of Level 1, 22 Oxford Close, Leederville, Western Australia (**Donor**):

(collectively the **Parties**).

INTRODUCTION:

A. The Department maintains registers in which the particulars of applications for mining tenements applied for under the Act are recorded.

B. The Department does not recognise it as being possible to change the identity of an applicant for a tenement. Accordingly it is not possible to register the "transfer" of any of the Applications and in any event it is doubtful whether it is possible as a matter of law to transfer mere applications for mining tenements.

C. Section 64(1) (b) of the Act imposes limitations upon the transfer of exploration and licences granted pursuant to that Act during the first year following the grant.

D. Where a licence is in the first year of its term the holder thereof may only deal with an interest therein if such dealing is expressed to the subject to the Minister or an Officer consenting to that dealing or, alternatively, if such consent is obtained prior to such dealing.

E. Donor is the sole registered holder and owner (free of encumbrances save as disclosed in the Schedule hereto) of the tenements listed in Item 1 of the Schedule which as at the date of this Deed are in the first year of their term which together with any tenements granted pursuant to the Applications are referred to as the **Tenements**.

F. Donor is the named applicant in the applications (**the Applications**) for the tenements listed in Item 2 of the Schedule.

G. Donor has agreed (subject to and on the terms of this Deed and the **Sale Agreement** between the parties dated even date herewith) to transfer the Tenements and the benefit of the Applications to Agent and, accordingly, to the fullest extent contemplated by this Deed, Donor holds or will hold the Applications and the Tenements on trust for Agent.

H. Agent is desirous of being in control of the Applications and Tenements and being able to demonstrate it has security of tenure to the Applications and Tenements and Donor executes this Deed for the purpose fulfilling that desire.

AGREEMENT:

1. INTERPRETATION

1.1. In this Deed (including the Introduction):

1.1.1. **Act** means the Mining Act 1978 of the State of Western Australia and includes any statutory amendment or re-enactment thereof and all regulations thereunder;

1.1.2. **Agency Period** means the period commencing on the Commencement Date and ending upon the trust in respect of the Tenements vesting absolutely in Agent:

1.1.3. **Applications** means the applications for mining tenements listed in Item 2 of the Schedule;

1.1.4. **Commencement Date** means the date of this Deed;

1.1.5. **Department** means the department for the time being responsible for the administration of the Act;

1.1.6. **Mining Warden** means a warden of mines appointed in accordance with the Act;

1.1.7. **Minister** means the Minister for the time being administering the Act;

1.1.8. **Officer** bears the meaning ascribed to that expression by the Act;

1.1.9. **Outgoings** means all rents, rates, taxes, survey fees and other outgoings (periodical or otherwise) chargeable or payable in respect of the Tenements;

1.1.10. **Sale Agreement** bears the meaning given in paragraph G of the Introduction;

1.1.11. **Tenements** means the tenements referred to in paragraphs E and F of the Introduction as well as the tenements granted pursuant to the Applications and all renewals of all such tenements, modifications thereto, substitutions therefor, or additions thereto and all classes of and all interests of any nature in all classes of tenements, leases, licences, authorities and claims or other rights to mine or explore and for all purposes related thereto and all rights and approvals granted by any Government or semi Government authority and/or by the owners or occupiers of land and all applications, extensions, remissions or renewals of any of the foregoing whether existing or prospective and whether formed or granted or created or existing pursuant to the Act or at common law or in equity - and **Tenement** means one of the Tenements.

1.2. Unless repugnant to the sense or context:

1.2.1. every covenant or agreement expressed or implied in this Deed in which more persons than one covenant or agree shall bind such persons and every two or more of them jointly and each of them severally:

1.2.2. reference to any party shall mean and include a reference to that party, his successors or personal representatives (as the case may be) and transferees:

1.2.3. the word "person" shall include a corporation;

1.2.4. words importing the singular or plural numbers shall include the plural number and singular number respectively:

1.2.5. a reference to any gender shall include all genders and references to statutes shall include all statutes amending or consolidating the statutes referred to;

1.2.6. words (including defined expressions) importing individual persons only shall include corporations;

1.2.7. headings shall not affect the construction or interpretation of this Deed;

1.2.8. references to pages, schedules and clauses are references to the pages, schedules and clauses of this Deed; and

1.2.9. if any provision in a definition is a substantive provision conferring any right or imposing any obligation on any party, then notwithstanding that it is only in the definitions clauses, effect shall be given to it as if it were a substantive provision in this Deed.

2. AGENCY

2.1. Donor appoints Agent as Donor's agent for the purposes set out in this Deed and Agent accepts such appointment which shall be effective during the Agency Period.

2.2. Donor hereby irrevocably nominates and constitutes and appoints Agent and each director of Agent as its true and lawful attorney for and in its name and on its behalf to execute and deliver any agreement, document, instrument or assurance and to do all acts and things which it could do itself in terms of giving effect to and enforcing the terms of this Deed (as varied from time to time) and Donor agrees at all times hereafter to ratify and confirm whatsoever the attorney shall do in the exercise of the power hereby conferred and acts of the attorney shall bind Donor.

2.3. During the Agency Period:

2.3.1. decisions regarding exploration and exploration expenditure shall, be made solely by Agent including any decision relating to the relinquishment or reduction in area of any of the Tenements;

2.3.2. Agent shall conduct its activities under this Deed with due regard to the conservation of the environment and shall comply with all relevant legislation in this regard;

2.3.3. Agent shall have the sole and exclusive right to prospect, explore and mine the Tenements for its sole benefit; and

2.3.4. Agent shall pay all fees, rents, rates, and other sums levied or assessed on or in connection with the Tenements;

and all expenses incurred by Agent under this clause shall be to the sole account of Agent and Agent shall bear all expenses incurred (with its approval) in respect of the Tenements.

2.4. During the Agency Period Agent will, to the extent necessary to protect any continuing interest of Donor or other wise as might be necessary to ensure that Holder is not exposed to any obligation, liability or exposure whether in respect of the Applications or the Tenements:

2.4.1. comply with all requirements and provisions of the Act insofar as they apply to the Applications and the Tenements;

2.4.2. do all things necessary to secure the grant of the Applications and to keep the Tenements in good standing and free from any lien or charge or liability to forfeiture or non-renewal:

2.4.3. provide Donor with copies of all results obtained by Agent from prospecting, exploration and other activities carried out by it pursuant to this Deed, together with all reports, maps, and other data generated therefrom.

3. MAINTENANCE OF TENEMENTS

3.1. During the Agency Period Agent shall meet all Outgoings and shall observe and perform all stipulations and conditions relating to the Tenements (including, without limitation, expenditure conditions) and all statutory obligations relating to the Tenements and shall not do any act that may cause the Tenements to be forfeited.

4. CONDITIONS PRECEDENT TO DEALING IN THE TENEMENTS

4.1. Each provision of this Deed which would otherwise constitute a dealing in the Tenements (within the meaning of Section 64 of the Act) is subject to and conditional upon all approvals, consents, registrations, or otherwise as may be required by the Act to enable the Tenements to be dealt with in the manner contemplated by this Deed being forthcoming, given, secured, or effected.

4.2. While this Deed remains subject to the conditions stipulated in clause 4.1, the obligations of the parties as between themselves shall not be suspended except to the extent where performance of those obligations would be an illegal act or would result in any of the Tenements being jeopardised.

4.3. Agent acknowledges the terms of Section 64 of the Act and, without limitation to Clause 4.1 or the obligations of Agent under this Deed, nothing in this Deed shall be construed or interpreted as transferring or otherwise dealing in a legal or equitable interest in a Tenement during the first year of the term of a Tenement unless prior written consent to the dealing is given by the Minister or an Officer of the Department acting with the authority of the Minister.

4.4. If Agent wishes to take the benefit of a transfer of a Tenement during the first year of the term of the Tenement then it shall be the responsibility of Agent to obtain consent within the contemplation of Section 64(1)(b) of the Act.

4.5. To the extent that consent as contemplated by Section 64(1)(b) of the Act is not forthcoming prior to or during the first year of the term of a Tenement then this Deed (and any transfer delivered to Agent pursuant to the terms of this Deed) shall only be effective to constitute a dealing in a legal or equitable interest in that Tenement following the expiry of the first year of the term of the Tenement.

4.6. To the extent necessary this Clause 4 shall be construed in respect of and applied to each Tenement individually.

4.7. Nothing in this Deed is to be construed or interpreted as effecting or evidencing a conveyance on sale. Without limitation to the foregoing but otherwise notwithstanding any other provision hereof to the contrary expressed or implied, in the event that (in the opinion of Agent) stamp duty as assessed in respect of this Deed or as a consequence of any act, matter or thing expressly contemplated by this Deed is excessive then Agent may (prior to this Deed being stamped), in its sole unfettered

discretion, unilaterally elect by notice in writing to Donor to terminate this Deed and thereafter:

4.7.1. this Deed shall be deemed to have been cancelled and to have been void ab initio; and

4.7.2. neither party shall have any obligation or liability to the other hereunder save each shall do all that which is necessary to restore the other to the same position as the other would have been but for this Deed having been entered into:

4.7.3. the parties shall co-operate with each another to ensure that the requirements of the Stamp Duty Act with respect to cancelled instruments to the extent that they pertain to the cancellation of this Deed are satisfied to ensure that all amounts assessed or levied or charged in respect of this Deed pursuant to the provisions of the Stamp Duty Act are refunded or credited (as the case may be).

4.8. This Deed is executed to give effect to the Sale Agreement and is in augmentation of that agreement.

4.9. To the extent of any inconsistency between the terms of Clause 4 and any other provision of this Deed, the terms of Clause 4 shall, to the extent of the inconsistency, prevail.

5. FURTHER ASSURANCES AND PERFECTION OF TITLE

5.1. Donor will (at Agent's sole expense) with all due expedition and diligence and take all proper steps, make all necessary applications and attend personally before the Mining Warden or other responsible authority as may be necessary to secure the grant of the Tenements pursuant to the Applications and to enable Agent to comply with its obligations under this Deed and Donor will do all such other things as may be reasonably necessary with respect thereto.

5.2. Subject to Agent complying with its obligations hereunder(and at the expense in all things of Agent) Donor will:

5.2.1. to the extent that Agent is unable to do so by virtue of Donor being the applicant for the Applications make do and execute all such acts, documents, matters, and things as shall be within the power of Donor to give effect to the provisions of this Deed;

5.2.2. at the request of Agent, sign, deliver and do such transfers, assurances, declarations, notices, acts and things as Agent may deem necessary to effectually vest the Tenements in the Agent free from all encumbrances as soon as permitted by clause 4;

5.2.3. until the Applications or the Tenements are legally capable of being transferred to, conferred upon or exercised by Agent in the Agent's name, shall hold such rights in trust for the Agent.

5.3. For so long as legal title to the Tenements remains registered in the name of the Donor, Donor agrees that Donor will hold the Tenements for the benefit of Agent **PROVIDED THAT** the cost thereof will be to the sole account of the Agent.

6. NATIVE TITLE

6.1. The parties must promptly notify each other of:

6.1.1. any notifications from the Registrar of the Native Titles Tribunal appointed pursuant to the Native Titles Act 1993 (Cth): and.

6.1.2. of all claims or correspondence from an applicant pursuant to the Native Titles Act 1993 (Cth) or form any person claiming any such or analogous interest:

where that notification. application or claim may touch or concern the Tenements. whether made before or after the Commencement Date.

6.2. Subject to the prior written consent of Agent. Donor must not notify the Registrar that:

6.2.1. Donor consents. in whole or in part. conditionally or unconditionally. to a grant of native title to an applicant: or.

6.2.2. Donor has reached an agreement with any applicant for native title.

6.3. Donor must not conduct. any material dealings with an applicant pursuant to the Native Titles Act 1993 (Cth) or with any person claiming any such or analogous interest. whether that application or claim may touch or concern the Tenements except as permitted by Agent.

6.4. Agent must refer to Donor any notification or correspondence from either the Registrar, an applicant pursuant to the Native Titles Act 1993 (Cth) or any person claiming any such or analogous interest. where that notification or correspondence relates to either an application under the Native Titles Act 1993 (Cth) or a claim which may touch or concern the Tenements.

6.5. The parties agree that. Agent shall conduct all dealings on behalf of the parties in relation to any issue or issues relating to native title. Aboriginal heritage or other Aboriginal matters generally which may touch or concern the Tenements or the Applications.

6.6. Notwithstanding any other provision of this Deed Donor shall not be liable in the event that any of the Tenements is not (or none of the Tenements are) granted.

7. INDEMNITY

7.1. Agent covenants and agrees with Donor to indemnify and keep indemnified Donor and its employees. agents. and contractors from and against all actions. demands. losses, damages. costs. and other expenses suffered or incurred by Donor or for which Donor may become liable in respect of any damage to any property or injury to any person which may be suffered or sustained in or upon or near any part of the Tenements at any time subsequent to the date of this Deed whether in the occupation of Agent or of any other person where such damage or injury results from the pursuit of the Applications or use of the Tenements by Agent. its employees, agents. contractors. licensees. invitees. or any person claiming under or through Agent to the extent the same is not caused by or contributed to by the neglect. default, or misconduct of Donor or its employees, agents. and contractors.

8. CAVEAT

8.1. To the fullest extent that the law permits Agent may lodge a caveat or caveats against the title or titles to the Tenements to protect its interest in the Tenements under this Deed.

9. COUNTERPARTS

This Deed may be signed in one or more counterparts (whether originals or facsimile copies), each of which when executed and delivered shall constitute an original but all of which shall together constitute one and the same agreement, and so long as this Deed has been executed and delivered by all parties as aforesaid shall be binding on all the parties as if they had all signed the one document.

10. SEVERANCE

10.1. For as long as:

10.1.1. any part of this Agreement is void, voidable, illegal, unenforceable, or contrary to or inconsistent with any applicable statute, rule or order of a court of competent jurisdiction; or

10.1.2. this Agreement would be void, voidable, illegal or unenforceable if that part be operative:

that part shall be deemed deleted from this Agreement, inoperative and of no force or effect (and such deeming shall not affect the continued operation of the rest of this Agreement) PROVIDED HOWEVER, in any such event, the parties shall meet and in good faith negotiate with a view to ensuring that the severance does not in any way derogate from or prejudice the commercial position of the affected party and to restore each of the parties to the same commercial position as would have applied but for such severance.

10.2. If on any date a part of this Agreement which has been deemed deleted and inoperative pursuant to Clause 10 ceases to be void, voidable, illegal, unenforceable, or contrary to or inconsistent with any applicable statute, rule or order of a court of competent jurisdiction or its inclusion in this Agreement as an operative provision would no longer render this Agreement void, voidable, illegal or unenforceable, that part shall be deemed to have been reinserted into this Agreement ipso facto as from the effective date of that cessation and shall be operative from that date.

SCHEDULE

ITEM 1. Granted Tenements

Tenement Number
E70/2446
E70/2463
E70/2560
E70/2561
E70/2636

ITEM 2. Applications (for tenements)

Tenement Number
ELA 70/2447
ELA 70/2636
ELA 70/2643
ELA 70/2644
ELA 70/2669
ELA70/2898
PLA 70/1432
PLA 70/1433
PLA 70/1434
PLA 70/1435
PLA 70/1436
PLA 70/1437
PLA 70/1438
PLA 70/1439
PLA 70/1440
PLA 70/1441
PLA 70/1442
ELA(TAS) 56/2004

Section 64 of the Mining Act 1978

Consent to dealing in exploration licence

64. (1) During the first year of the term for which an exploration licence is granted, a legal or equitable interest in or affecting an exploration licence shall not be transferred or otherwise dealt with, whether directly or indirectly, unless —

(a) the dealing arises in the due administration of the estate or affairs of a holder —

(i) who is dead;

(ii) who is a person who is an insolvent under administration within the meaning of the Corporations Law;

(iii) who is otherwise incapacitated at law; or

(iv) which is in the course of being wound up (not being a voluntary winding up); or

(b) prior written consent to the dealing is given by the Minister or an officer of the Department acting with the authority of the Minister.

(2) Nothing in subsection (1) prevents, or affects the validity of, any agreement made in contemplation of a dealing to which that subsection applies where the agreement expressly provides that the consent required by that subsection is to be obtained as a condition of the dealing.

[*Section 64 inserted by No.100 of 1985 s.44; No. 37 of 1993 s.27.*]

EXECUTED by the Parties as a Deed:

Signed for and on behalf of **Metal Sands Australia Pty Ltd** in accordance with Section 127 of the Corporations Act)

Signature of *Director/*Sole Director and Sole Company Secretary

ADRIAN GRIFFIN

Print Name of *Director/*Sole Director and Sole Company Secretary

Signature of *Director/*Secretary (if second signature required)

DEREK SATTERTHWAITE

Print name of *Director/*Secretary (if second signature required)

Signed for and on behalf of **Metal Sands Pty Ltd** in accordance with Section 127 of the Corporations Act)

Signature of *Director/*Sole Director and Sole Company Secretary

ADRIAN GRIFFIN

Print Name of *Director/*Sole Director and Sole Company Secretary

Signature of *Director/*Secretary (if second signature required)

DEREK SATTERTHWAITE

Print name of *Director/*Secretary (if second signature required)